UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center 26032 Newt Road Albemarle, North Carolina

Date:	Tuesday, May 4, 2004

Time:	4:00 p.m.—Legal Meeting 5:00 p.m.–6:30 p.m.—Buffet Dinner & Fellowship 6:30 p.m.—Community Meeting and Recognitions

The purposes of the meeting are:

1.	To elect six (6) directors to three (3) year terms;

2.	To ratify the appointment of Dixon Hughes PLLC (formerly Dixon Odom PLLC) as the Company’s independent public accountants for 2004; and

3.	To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Roger L. Dick

Chief Executive Officer

March 24, 2004

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 4, 2004, at 4:00 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to shareholders on or about March 24, 2004.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Christy D. Stoner and W.D. “Bill” Lawhon, Jr. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the six (6) nominees for director named in Proposal 1, and “FOR” Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 8, 2004 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 6,919,443 shares were outstanding on March 8, 2004. There were approximately 3,423 holders of record of the Company’s common stock on that date.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the six (6) directors receiving the greatest number of votes shall be elected.

In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 8, 2004, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company’s common stock. The following table lists the individual beneficial ownership of the Company’s common stock as of March 8, 2004, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees and executive officers of the Company as a group. Current directors, new nominees and executive officers as a group beneficially owned 7.88% of the shares outstanding or options exercisable by members of the group on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Charles E. Allen New London, NC	2,312	(3)	0.03

Robert P. Barbee Charlotte, NC	1,123		0.02

Cynthia H. Beane Albemarle, NC	17,625	(4)	0.25

Bill C. Burnside, D.D.S. Albemarle, NC	11,113	(5)	0.16

Gail C. Burris New London, NC	1,387	(6)	0.01

Roger L. Dick Albemarle, NC	93,428	(7)	1.33

Thomas M. Hearne, Jr. Albemarle, NC	5,794		0.08

David M. Jones, D.V.M. Asheboro, NC	3,626		0.05

Kyle H. Josey Norwood, NC	867		0.01

W.D. “Bill” Lawhon, Jr. Albemarle, NC	5,751	(8)	0.08

B. Franklin Lee Norwood, NC	5,909		0.08

Joyce H. Little Oakboro, NC	1,720		0.02

Sanjay V. Mistry Harrisburg, NC	33,429	(9)	0.48

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Buren Mullis Locust, NC	34,776		0.50

John P. Murray, M.D. Albemarle, NC	17,762		0.25

Cynthia L. Mynatt Concord, NC	3,539	(10)	0.05

James E. Nance Albemarle, NC	33,913	(11)	0.49

Emmett S. Patterson Wadesboro, NC	1,123		0.02

Timothy J. Propst Concord, NC	10,049	(12)	0.14

Don M. Russell Locust, NC	5,968		0.09

Donald P. Scarborough Polkton, NC	2,045		0.03

John W. Shealy, Jr. Concord, NC	3,713		0.05

Michael E. Snyder, Sr. Albemarle, NC	65,509		0.94

Douglas L. Stafford Concord, NC	13,210		0.19

Christy D. Stoner Albemarle, NC	110,751	(13)	1.57

Jimmy L. Strayhorn Wadesboro, NC	11,959		0.17

Emily M. Thomas Wadesboro, NC	2,184		0.03

Hugh E. Wallace Wadesboro, NC	61,718		0.88

All current directors, new nominees for director and executive officers as a group (28 persons)	562,303	(14)	7.88

(1)	Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 6,919,443 shares outstanding on March 8, 2004 plus the number of shares capable of being issued to that individual (if any) within 60 days of March 8, 2004 upon the exercise of stock options held by that individual (if any).
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Allen—26 shares; Dr. Burnside—8,889 shares; Mr. Lawhon—487 shares; Mr. Lee—1,273 shares; Dr. Murray—17,762 shares; Mr. Nance—5,471 shares; and Mr. Wallace—61,718 shares.
(3)	Includes 95 shares held by Mr. Allen as custodian for minor children.
(4)	Includes 16,541 shares held by Ms. Beane as independent trustee for Charitable Remainder Unitrust.
(5)	Includes 418 shares held by Dr. Burnside’s spouse.
(6)	Includes 462 shares held by Ms. Burris’ spouse.
(7)	Includes 85 shares held by Mr. Dick as custodian for a minor child and 85 shares held by his spouse for a minor child.
(8)	Includes 114 shares held by Mr. Lawhon as custodian for child and grandchild.
(9)	Includes 618 shares held by Mr. Mistry’s spouse as custodian for minor children.
(10)	Includes 936 shares held by Ms. Mynatt as custodian for a minor child.
(11)	Includes 5,609 shares held by Mr. Nance’s spouse and 16,827 shares held by Mr. Nance as custodian for his children.
(12)	Includes 1,872 shares held by Mr. Propst’s spouse and 462 shares held by Mr. Propst as custodian for his minor children.
(13)	Includes 1,638 shares held by Ms. Stoner as custodian for a minor child.
(14)	Includes an aggregate of 213,961 shares which executive officers included in the group could purchase under stock options exercisable within 60 days. All of the named executive officers serve as trustees for the Uwharrie Capital Corp Stock Ownership Plan and Trust (the “ESOP”), however, shares held in the ESOP are not reflected in such officers’ beneficial ownership of the Company’s common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed with the exception of one Form 4 of Roger L. Dick and one Form 4 of Cynthia H. Beane, each of which were filed in excess of two days following a reportable transaction due to clerical errors.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board of Directors composed of eighteen (18) members divided into three classes, each consisting of six (6) directors who are elected to terms of three (3) years. Each year the terms of six (6) directors expire and six (6) persons are elected as directors for new three (3) year terms. The Board of Directors intends to nominate the six (6) persons named below for election by shareholders at the Annual Meeting as directors of the Company for three (3) year terms or until their respective successors are duly elected and qualified.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience For Past Five Years
Robert P. Barbee (65)	New Nominee	2000/2007	Retired Chairman, President and Chief Executive Officer, Pneumafil Group, Charlotte, NC

Thomas M. Hearne, Jr. (53)	New Nominee	2004/2007	Pavement Analysis Engineer, North Carolina Department of Transportation, Albemarle, NC

Timothy J. Propst (42)	New Nominee	2003/2007	Executive Vice President, Propst Construction Co., Inc., Concord, NC

Donald P. Scarborough (52)	New Nominee	2004/2007	President, Treasurer and Owner, Plank Road Realty, Inc., Wadesboro, NC

John W. Shealy, Jr. (53)	New Nominee	2003/2007	President, Cabarrus Concrete Co., Concord, NC

Hugh E. Wallace (68)	Director	2001/2007	President, Anson Apparel Company, Wadesboro, NC (textile manufacturing); Treasurer, Anson Apparel III, Wadesboro, NC (textile manufacturing)

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable (or the year in which new nominees would begin service as a director if elected) and does not reflect any break(s) in the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes twelve (12) directors whose terms will continue after the Annual Meeting. The following table contains information about those twelve (12) incumbent directors.

Name and Age	Position with Company	Year First Elected/ Current Term Expires(1)	Principal Occupation and Business Experience For The Past Five Years
Charles E. Allen (59)	Director	2002/2005	Student, Hood Theological Seminary, Salisbury, NC, 2002-Present; Retired Consultant, Penta Engineering, Charlotte, NC, 2001-2003; Operations Manager, Alcoa Power Generating, Inc., Knoxville, TN, 1998-2001; Chief Power Dispatcher, Yadkin, Inc., Badin, NC, 1972-1998.

Cynthia H. Beane (55)	Director	1996/2005	Cynthia H. Beane, CPA, Albemarle, NC (certified public accountant).

Kyle H. Josey (52)	Director	1999/2005	Owner, Josey & Josey Accountants, Albemarle, NC (accounting services).

B. Franklin Lee (52)	Director	2002/2005	Owner, Franklin Lee Farm, Norwood, NC (cotton, grain, and beef cattle).

Joyce H. Little (61)	Director	1999/2005	Vice President/Secretary/Treasurer, Wiley Little Drywall, Inc., Oakboro, NC

Cynthia L. Mynatt (48)	Director	2003/2006	President, Ben Mynatt Pontiac-Buick-GMC Truck, Inc., Concord, NC.

James E. Nance (52)	Director	1984/2006	President and Dealer Operator, Confederate Motors, Inc., Albemarle, NC (Chevrolet Dealership).

Emmett S. Patterson (66)	Director	2000/2006	Retired General Manager and Executive Vice President, Pee Dee Electric Membership Corporation, Wadesboro, NC.

Don M. Russell (61)	Director	2002/2005	President, Rusco Fixture Co., Inc., Oakboro, NC (manufacturer of wood fixtures for stores).

Michael E. Snyder, Sr. (63)	Director	1984/2006	Vice President, E.J. Snyder & Co., Inc., Albemarle, NC (commission dye and finish of knit outerwear fabric).

Douglas L. Stafford (51)	Director	2003/2006	Executive Vice President, Lowe’s Motor Speedway, Concord, NC.

Emily M. Thomas (57)	Director	2000/2006	Vice President of Administration and Finance, CMH Flooring Products, Inc., Wadesboro, NC.

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in certain of the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

Director Relationships

No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, with the exception of Cynthia L. Mynatt, who is a director of CT Communications, Inc.

Director Compensation

During 2003, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee.

During 1994, the Company adopted a plan under which individual directors may elect each year to defer receipt of all or a designated portion of their fees for that year. Amounts so deferred earn interest at rates tied to market indices selected quarterly by the plan administrators, and such amounts become payable in the future (in a lump sum or installments) as specified by the director at the time of his or her deferral election. During 2003, directors David M. Jones, Buren Mullis, Emily M. Thomas and Hugh E. Wallace deferred compensation pursuant to such plan.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held seven (7) regular meetings during 2003. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Charles E. Allen, B. Franklin Lee, Cynthia L. Mynatt and Douglas L. Stafford, who each attended fewer than 75% due to prior business commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Seventeen (17) of the Company’s eighteen (18) directors attended the 2003 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources Committee, a Nominating Committee, and an Examining Committee.

Human Resources Committee. The current members of the Human Resources Committee which performs the functions of the Compensation Committee are Cynthia H. Beane—Chair, Charles E. Allen, Kyle H. Josey, B. Franklin Lee, Cynthia L. Mynatt, and Emily M. Thomas. The Human Resources Committee is authorized to make recommendations to the Board relating to total compensation of all officers and to establish personnel policies for the Company and its subsidiaries. The Human Resources Committee also administers the Company’s stock option plans. The Human Resources Committee met three (3) times during 2003.

Nominating Committee. The current members of the Nominating Committee are Bill C. Burnside—Chair, James E. Nance, Emmett S. Patterson, Don M. Russell, and Douglas L. Stafford. The Nominating Committee recommended the six (6) nominees listed above to the Board of Directors. The Nominating Committee met three (3) times during 2003. The Nominating Committee has adopted a written charter, which is attached as Exhibit A.

Recommendations of nominee candidates by shareholders for the 2005 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by November 30, 2004, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors.

Report of the Examining Committee

The Examining Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Examining Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Examining Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2003, the Examining Committee reviewed and discussed the audited financial statements with management. The Examining Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Examining Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed such information with Dixon Hughes PLLC.

Based on the review and discussions above, the Examining Committee (i) recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2004.

The Company is not a member of any exchange. However, the Examining Committee members are “independent” and “financially literate” as defined by the NASDAQ listing standards. The Board of Directors has determined that Cynthia H. Beane, a member of the Examining Committee, meets the requirements recently adopted by the Securities and Exchange Commission for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Examining Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining independence of Dixon Hughes PLLC. The Examining Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

The Examining Committee has a written charter which is reviewed by the Committee for adequacy on an annual basis. The Examining Committee met six (6) times during 2003.

This report is submitted by the 2003 Examining Committee: Hugh E. Wallace—Chair, Cynthia H. Beane, Bill C. Burnside, Gail C. Burris, and Buren Mullis, all of whom are directors of Uwharrie Capital Corp. Also serving as voting members of the committee are directors Anita Blair—Bank of Stanly representative, Eugene M. Ward—Anson Bank & Trust Co. representative, John W. Shealy, Jr.—Cabarrus Bank & Trust Company representative, and Michael E. Snyder—The Strategic Alliance Corporation representative.

Executive Officers

The following table contains information about the current executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Current Positions with Company and/or Subsidiary and Prior Experience	Employed Since
Roger L. Dick (53)	Chief Executive Officer of Uwharrie Capital Corp	1983

Christy D. Stoner (39)	President and Chief Executive Officer of The Strategic Alliance Corporation, Strategic Investment Advisors, Inc. and BOS Agency, Inc.	1991

W. D. “Bill” Lawhon, Jr. (52)	President and Chief Executive Officer, Bank of Stanly; formerly, Senior Vice President, First Citizens Bank, 1990-2002	2002

Sanjay V. Mistry (38)	President and Chief Executive Officer, Cabarrus Bank & Trust Company; formerly, Executive Vice President, Bank of Stanly, 2002-2003; Vice President, First Charter Bank, 1999-2002	2002

Jimmy L. Strayhorn (60)	President and Chief Executive Officer, Anson Bank & Trust Co.; formerly, Vice President and Regional Executive, BB&T, 1975-2002	2002

Executive Compensation

The following table shows for 2003, 2002, and 2001 the compensation paid to or received or deferred by the executive officers of the Company and its direct and indirect subsidiaries. No other current executive officers received compensation for the years indicated which exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation				All Other Compensation(3)
Name and Principal Position	Year	Salary(1)		Bonus(2)
Roger L. Dick, Chief Executive Officer of the Company	2003 2002 2001	$171,423 164,830 157,833		$47,192 40,418 20,404	$6,077 5,342 5,100

Ronald B. Davis, President of the Company; President and Chief Executive Officer of the Bank of Stanly*	2003 2002 2001	$171,423 164,830 157,833		$47,242 40,241 20,404	$6,078 5,677 3,300

Christy D. Stoner, President and Chief Executive Officer of The Strategic Alliance Corporation, Strategic Investment Advisors, Inc. and BOS Agency, Inc.	2003 2002 2001	$129,376 124,400 118,583		$34,522 29,370 14,829	$4,878 4,121 3,600

W. D. “Bill” Lawhon, Jr., President and Chief Executive Officer, Bank of Stanly	2003 2002	$96,640 16,000	(4)	$5,768 955	$1,988 —

Sanjay V. Mistry, President and Chief Executive Officer, Cabarrus Bank & Trust Company	2003 2002	$103,333 83,333	(5)	$4,647 5,009	$2,914 500

Jimmy L. Strayhorn, President and Chief Executive Officer, Anson Bank & Trust Co.	2003 2002	$90,600 15,000	(6)	$3,430 150	$1,834 —

*	Mr. Davis is no longer employed by the Company or the Bank of Stanly.
(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s Section 401(k) savings plan.

(2)	Includes all cash bonuses received for each year. At the end of each year the Company’s Board of Directors may approve the payment of annual cash bonuses to individual officers based on the Company’s results of operations and their individual performance during the year. The payment and amounts of any such bonuses are determined by the Company’s Board of Directors. In addition to discretionary cash bonuses, the Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees could receive a cash bonus (equal to 5.0% of their quarterly salary) if the Company’s financial performance for that quarter equaled or exceeded budgeted amounts.
(3)	Consists entirely of the Company’s contributions on behalf of the executive officers to the Company’s Section 401(k) savings plan.
(4)	Mr. Lawhon has been employed since November 1, 2002.
(5)	Mr. Mistry has been employed since March 1, 2002.
(6)	Mr. Strayhorn has been employed since November 1, 2002.

Stock Options

The following table contains information with respect to stock options exercised during 2003 and held at December 31, 2003 by executive officers of the Company and its direct and indirect subsidiaries.

AGGREGATED OPTION EXERCISES IN 2003

AND YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-the-Money Options at 12/31/03(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger L. Dick	25,256	$78,898	90,303	-0-	$109,591	-0-

Ronald B. Davis	-0-	-0-	103,499	-0-	$105,633	-0-

Christy D. Stoner	-0-	-0-	85,066	-0-	$86,415	-0-

W.D. “Bill” Lawhon, Jr.	-0-	-0-	5,150	20,600	$2,884	$11,536

Sanjay V. Mistry	-0-	-0-	12,396	49,582	$8,876	$35,501

Jimmy L. Strayhorn	-0-	-0-	11,650	46,599	$6,524	$26,095

(1)	Represents the aggregate fair market value at December 31, 2003 (based on a trading price of $5.90 per share) of shares underlying unexercised options held on that date, minus the aggregate exercise or purchase price of those shares.

Employee Stock Ownership Plan

On January 1, 1999, the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective. Under the ESOP, all full-time employees who have been employed by the Company or any of its direct or indirect subsidiaries for six months and attained the age of 18, and all part-time employees who have been employed by the Company or any of its direct or indirect subsidiaries for 12 months and attained the age of 18, are eligible to participate. Pursuant to the ESOP, 271,474 dividend-adjusted shares are held in trust, with Roger L. Dick, W.D. “Bill” Lawhon, Jr., Jacqueline S. Jernigan, Sanjay V. Mistry, Christy D. Stoner, Jimmy L. Strayhorn and Barbara S. Williams as trustees.

Transactions with Management

The Bank of Stanly, Anson Bank & Trust Co. and Cabarrus Bank & Trust Company and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Company’s bank subsidiaries to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Examining Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants (formerly Dixon Odom PLLC), as the Company’s independent accountants for 2004, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes, the Company engages Dixon Hughes PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Hughes PLLC in various categories in 2003 and 2002.

AUDIT FEES

Category	Amount Paid 2003	Amount Paid 2002
Audit Fees:	$61,515	$75,788

Audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-QSB, report production assistance relating to said financial statements and related documents, assistance related to public stock offering

Audit-Related Fees:	14,229	13,946

Services, conferences, research and assistance relating to FHLB collateral verification, audits of 401(k) plan, issuance of trust preferred securities, matters involving stock options, supplemental executive retirement plan, bank-owned life insurance, and accounting conferences

Tax Services:	7,429	6,501
Tax preparation, assistance related to estimated tax payments, and tax research and consultations
All Other Fees:	3,955	2,850

Principal tabulation of proxies for annual shareholders’ meeting
Total Fees Paid:	$87,128	$99,085

All services rendered by Dixon Hughes PLLC during 2003 and 2002 were subject to pre-approval by the Examining Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR 2004.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2005 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than November 17, 2004, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2005 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2005 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2003 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT—INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

Exhibit A

UWHARRIE CAPITAL CORP

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”): (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancy; and (iii) to recommend to the Board, on an annual basis, director nominees for each Board committee.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall: (i) be “independent” as defined by applicable NASDAQ listing standards; and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed by the Chairman of the Board, subject to Board approval. Committee members may be removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other associates of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, which criteria shall include, but not be limited to, the criteria set forth in Article IV, Section 4 of the Company’s bylaws. The Committee shall have the power to apply such criteria in connection with the identification of individuals to be Board members, as well as to apply the standards imposed by all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

When vacancies occur on the Board or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board as nominee(s).

The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board.

APPOINTMENT OF PROXY SHEET

IMPORTANT – PLEASE RETURN THIS APPOINTMENT OF PROXY SHEET PROMPTLY IN THE ENVELOPE PROVIDED IN ORDER TO:

(1)	VOTE YOUR SHARES on the two proposals of business below.
(2)	MAKE A DINNER RESERVATION on the back of this sheet.
(3)	INDICATE ANY QUESTION OR COMMENT on the back of this sheet that you would like management to address during the Annual Meeting.

(1) VOTE YOUR SHARES AND SIGN ON THE REVERSE SIDE	REVOCABLE PROXY

UWHARRIE CAPITAL CORP

132 North First Street, Albemarle, North Carolina 28001

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Christy D. Stoner, and W. D. “Bill” Lawhon, Jr. (the “Proxies”), or any of them, as attorneys and proxies, with power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 8, 2004, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina, at 4:00 p.m. on May 4, 2004, and at any adjournments thereof:

PROPOSAL 1 – ELECTION OF DIRECTORS: Proposal to elect six (6) directors of the Company for three (3) year terms or until their successors are duly elected and qualified.

FOR all nominees listed below	WITHHOLD AUTHORITY
(exceptas indicated otherwise below)	to vote for all nominees listed below

Nominees:	Robert P. Barbee, Thomas M. Hearne, Jr., Timothy J. Propst, Donald P. Scarborough, John W. Shealy, Jr., and Hugh E. Wallace.

(Instruction:	To withhold authority to vote for one or more nominees, write that nominee’s name on the line provided.)

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

Proposal	to ratify the appointment of Dixon Hughes PLLC as the Company’s independent accountants for 2004.

FOR	AGAINST	ABSTAIN

OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

The shares represented by this Appointment of Proxy will be voted by the proxies in accordance with the specific instructions noted. In the absence of instructions, the proxies will vote such shares “FOR” the election of each of the nominees listed in Proposal 1 above and “FOR” Proposal 2 above. If, at or before the time of the meeting, any of the nominees listed in Proposal 1 for any reason have become unavailable for election or unable to serve as directors, the proxies have the discretion to vote for a substitute nominee or nominees. This Appointment of Proxy may be revoked at any time before it is exercised by filing with the secretary of the company an instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the annual meeting and requesting the right to vote in person.

CONTINUED ON THE BACK – – IMPORTANT: PLEASE REMEMBER TO SIGN YOUR NAME(S).

WE CANNOT COUNT YOUR VOTES IF THE PROXY SHEET IS NOT PROPERLY SIGNED.

Page Two	APPOINTMENT OF PROXY SHEET

Date: , 2004

(Signature)

(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this Appointment of Proxy sheet. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

THIS ENTIRE APPOINTMENT OF PROXY SHEET IN THE ENCLOSED ENVELOPE

(2) DINNER RESERVATION: Please indicate whether or not you plan to attend the dinner.

All shareholders of Uwharrie Capital Corp are invited to attend a dinner following the legal meeting at the 2004 Annual Meeting of Shareholders to be held Tuesday, May 4, 2004, at the Stanly County Agri-Civic Center, one mile west of Albemarle, North Carolina, on Highway 24/27. The dinner will begin at 5:00 p.m.

         Yes, I (we) will attend the dinner;              (indicate number attending).

Please print name(s) of persons attending

         No, I (we) cannot attend the dinner.

(3) QUESTIONS AND/OR COMMENTS FOR MANAGEMENT:

1.

2.

3.

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